INDEMNIFICATION AGREEMENT


         THIS AGREEMENT is made and entered into this _________ day of _________________, 200_, between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation (the "Corporation") and ___________________ ("Indemnitee").

         WITNESSETH:

         WHEREAS, Indemnitee is a ________________________ of the Corporation and as such is performing a valuable service for the Corporation; and

         WHEREAS, although Indemnitee has certain rights to indemnification under the Governing Documents of the Corporation and Delaware law, and such Governing Documents and law specifically provide that they are not exclusive and thereby contemplate that the Corporation may enter into indemnification agreements with its officers and directors;

         WHEREAS, the Corporation's Board of Directors have determined that the policy of the Corporation is to indemnify the Corporation's directors and officers against Claims and Liabilities incurred by reason of their Official Capacity; and

         WHEREAS, the Board of Directors of the Corporation has determined that the foregoing indemnification policy is important to the recruitment and retention of qualified, competent officers and directors to serve the Corporation, and is therefore in the best interests of the Corporation; and

         WHEREAS, the Corporation's Board of Directors has determined that it is appropriate and in the best interests of the Corporation to offer an indemnification agreement substantially the same as this Agreement to all directors of the Corporation and to those officers of the Corporation as the Board of Directors shall determine; and

         WHEREAS, the Corporation and Indemnitee desire to enter into this Agreement to provide to Indemnitee additional rights to indemnification in consideration of Indemnitee's continued service to the Corporation;

         NOW, THEREFORE, in consideration of Indemnitee's service or continued service to the Corporation in Indemnitee's Official Capacity, and the promises and agreements contained herein, the Corporation and Indemnitee agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following definitions shall apply to the referenced words or terms:

              (a) "Arbitration" in the context of a Proceeding shall mean any alternative dispute resolution procedure or process.

              (b)  "D&O  Insurance"  means  directors  and  officers   liability
         insurance.


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


              (c) "Expenses" shall include all direct and indirect costs (including, without limitation, all attorneys' fees and retainers, and related disbursements, expert witness and advisory fees and related disbursements, and other out-of-pocket costs) actually and reasonably incurred or to be incurred by Indemnitee in connection with (i) the investigation, defense or appeal of a Proceeding, (ii) serving as an actual or prospective witness in any matter arising out of, or in any way related to, Indemnitee's Official Capacity, (iii) any voluntary or required interviews or depositions with respect to any matter arising out of, or in any way related to, Indemnitee's Official Capacity, and
         (iv) any Permitted Action brought against the Corporation by Indemnitee directly, or by means of impleader, cross-complaint, counterclaim or other proceeding.

              (d)  "Governing   Documents"   shall   mean  the   Certificate  of
         Incorporation and Bylaws of the Corporation, as amended from time to time.

              (e) "Indemnitee's Affiliates" shall mean Indemnitee's spouse, members of Indemnitee's immediate family, and Indemnitee's representative(s), guardian(s), conservator(s) estate, executor(s), administrator(s), and trustee(s), as the case may be, as understood in, or relevant to, the context of a particular provision of this Agreement.

              (f) "Liabilities" shall include judgments, settlements, fines, damages, whether compensatory, punitive or exemplary, ERISA or IRS or other excise taxes, penalties, and all other liabilities of any kind or nature incurred by Indemnitee as a result of a Proceeding.

              (g) "Official Capacity" means Indemnitee's service as an officer and/or director of the Corporation and any Other Enterprise, and in such capacity shall include service as a trustee, fiduciary, agent or similar status with respect to the Corporation and any Other Enterprise.

              (h) "Other Enterprise" shall include without limitation any other corporation, partnership, joint venture, trust, employee benefit plan, or other entity or association of any kind or nature which is controlled by, or affiliated with, the Corporation, or of which the Corporation is a creditor, or sole or partial owner.

              (i) "Permitted Action" includes (i) any Proceeding against the Corporation brought by Indemnitee, alone or with others, in connection with, or related to, the defense by Indemnitee of any Proceeding brought against Indemnitee by a third party, the Corporation, or any Other Enterprise (or brought on behalf of the Corporation, including by means of a derivative action), whether by a separately initiated Proceeding, or impleader, cross-claim, counterclaim, or otherwise; (ii) a Proceeding brought by Indemnitee or Indemnitee's Affiliates to establish or enforce a right of indemnity, or Indemnitee's Affiliates, under this Agreement, an applicable D&O insurance policy, the
         Corporation's Governing Documents, or any other agreement or law pertaining to indemnification of Indemnitee, or to recover Expenses or a Liability of Indemnitee resulting from a Proceeding against Indemnitee; (iii) a Proceeding against the Corporation or any Other Enterprise brought by Indemnitee which is approved in advance by a


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


         majority of the Corporation's independent directors, excluding Indemnitee; and (iv) a Proceeding brought by Indemnitee which is required under any law; and with respect to (i) through (iv) above, any of the identified actions shall be considered a Permitted Action regardless of whether Indemnitee is ultimately determined to be entitled to the relief sought.

              (j) "Proceeding" shall include any threatened, pending, actual or completed inquiry, interview, investigation, action, suit, arbitration or other proceeding, whether civil, administrative, criminal, or any other type of proceeding whatsoever, including an appellate action of any kind, brought by (i) the Corporation (or brought on behalf of the Corporation, including a derivative action) against or involving Indemnitee or Indemnitee's Affiliates by reason of, or in any way related to, Indemnitee's Official Capacity; (ii) Indemnitee, against or involving the Corporation or any Other Enterprise by reason of, or in any way related to, Indemnitee's Official Capacity or rights Indemnitee has against the Corporation or any Other Enterprise under this Agreement, the Governing Documents, or any other agreement or law (but only with respect to a Permitted Action); (iii) any third party against or involving Indemnitee or Indemnitee's Affiliates by reason of, or in any way related to, Indemnitee's Official Capacity, directly or by impleader, cross-claim, counterclaim, or other means; or (iv) Indemnitee against any third party, other than the Corporation, by reason of, or in any way related to, Indemnitee's Official Capacity, directly or by impleader, cross-claim, counterclaim or other means.

              (k) "Serving at the Request of the Corporation" shall include any service to an Other Enterprise by Indemnitee in Indemnitee's Official Capacity.

              For the purposes of this Agreement, Indemnitee's service in Indemnitee's Official Capacity to any Other Enterprise shall be presumed to be "Service at the Request of the Corporation," unless it is conclusively determined to the contrary by a majority vote of the directors of the Corporation, excluding Indemnitee. With respect to such determination, it shall not be necessary for Indemnitee to show any actual or prior request by the Corporation or its Board of Directors for such Service to such Other Enterprise.

         2.   Indemnification.

              (a) Subject only to the provisions of Sections 4, 5 and 7 of this Agreement, the Corporation shall hold harmless and indemnify Indemnitee from and against any and all Expenses and Liabilities with respect to any Proceedings to which Indemnitee may be subject by reason of Indemnitee's Official Capacity with the Corporation or any Other Enterprise to the fullest extent permitted by Delaware law and this Agreement as such law and this Agreement may be hereafter modified or interpreted subsequent to the execution of this Agreement.

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


              (b) Notwithstanding any other provisions of this Agreement, if Indemnitee is the subject of a Proceeding by reason of, or in any way related to, Indemnitee's Official Capacity, and is successful in the defense of (i) the entire Proceeding, or (ii) one or more claims brought as part of the Proceeding, the Indemnitee shall be fully indemnified by the Corporation as to all Expenses incurred with respect to the Proceeding, or the particular claims, as the case may be, to the extent Indemnitee has not otherwise been indemnified.

              (c)  If a Proceeding against  Indemnitee  includes a claim against
         (i) one or more of Indemnitee's Affiliates, or (ii) a property interest of one or more of Indemnitee's Affiliates, and such Proceeding against Indemnitee is by reason of, or in any way related to, Indemnitee's Official Capacity with the Corporation or any Other Enterprise, this Agreement shall also include indemnification of the Indemnitee's Affiliates with respect to their Expenses and Liability, assuming that Indemnitee would have been entitled to indemnification under Section 4(a) if the Proceeding had been brought directly against Indemnitee. The Expenses of such Indemnitee Affiliate shall be advanced pursuant to
         Section 5 to the extent Indemnitee would have been entitled to advancement of Expenses had the Proceeding been directly against Indemnitee.

              (d)  The Corporation  and  Indemnitee  acknowledge  that  state or federal law or regulations, or applicable public policy, may prohibit the Corporation from indemnifying Indemnitee with respect to a Proceeding, or one or more claims in a Proceeding under this Agreement or otherwise.

         3. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for any portion of Expenses or Liability incurred in connection with any Proceeding, but not for all of the Expenses or Liability incurred in connection with any Proceeding, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liability to which Indemnitee is entitled.

         4.   Limitations on Indemnification.

              (a) The Corporation will not hold Indemnitee harmless or provide indemnification pursuant to Section 2:

                   (i) if Indemnitee has been otherwise (than pursuant to this Agreement) indemnified by the Corporation or other person or entity, or pursuant to any D&O Insurance or other insurance purchased and maintained by the Corporation or Other Enterprise;

                   (ii) if the Proceeding against Indemnitee is not by reason of, or does not in any way relate to, Indemnitee's Official Capacity;

                   (iii) in respect of  remuneration  paid to  Indemnitee  if it shall be determined by a final adjudication of a court having jurisdiction in the matter that such remuneration was in violation of law;


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


                   (iv) on account of any suit for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law;

                   (v) on account of Indemnitee's conduct if it is finally adjudged by a court or administrative agency, having jurisdiction in the matter, or is admitted by Indemnitee, that such conduct (I) was in bad faith (II) was believed by the Indemnitee to be opposed to the best interests of the corporation, (III) was knowingly fraudulent, false or dishonest, (IV) constituted knowing misconduct, or (V) in a criminal action or proceeding, constituted conduct that the Indemnitee had reasonable cause to believe was unlawful;

                   (vi) with respect to Proceedings brought by, or on behalf of, Indemnitee or Indemnitee's Affiliates, against the Corporation, any Other Enterprise or any other person or entity having a right to be indemnified by the Corporation or any Other Enterprise, unless such Proceeding is a Permitted Action; or

                   (vii) if it shall be determined by a final  adjudication of a court, or administrative agency, having jurisdiction in the matter, that such indemnification is not lawful.

              (b) A determination as to whether Indemnitee is not entitled to indemnification by reason of the provisions of Section 4(a) shall be made by (i) the board of directors by a majority vote of directors who were not parties to the action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or
         (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the effect that there is clear and convincing evidence that, based on the evidence then known, Indemnitee is not entitled to indemnification; and any such determination under (i), (ii) or (iii) shall be final and binding upon the Corporation.

         5.   Advancement of Expenses.

              (a) Until the assumption of the defense of a Proceeding by the Corporation pursuant to Section 7 of this Agreement or after Indemnitee's employment of separate counsel as permitted under Section 7, expenses of Indemnitee in defending or responding to a Proceeding shall be paid by the Corporation, within 15 days of the receipt of invoices therefor from Indemnitee, in advance of the final disposition of such Proceeding.

              (b) Expenses of Indemnitee in prosecuting a Permitted Action shall be paid by the Corporation within 15 days of the receipt of invoices therefor from Indemnitee, in advance of the final disposition of such Permitted Action.

              (c)  Indemnitee's   initial   submission   of   an   invoice   for


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


         reimbursement of Expenses incurred in connection with, or related to, any Proceeding shall be accompanied by a written undertaking by or on behalf of Indemnitee to repay all or a portion of the amounts advanced, if it shall be determined by a final adjudication of a court or administrative agency having jurisdiction in the matter that Indemnitee is not entitled to indemnification by the Corporation with respect to all or a portion of the advanced Expenses.

              (d) Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by
         (i) the board of directors by a majority vote of directors who were not parties to the action, suit or proceeding, even though less than a quorum or (ii) if there are no such directors, by independent legal counsel in a written opinion to the effect that there is clear and convincing evidence that, based on the information then known, Indemnitee would not be entitled to indemnification by reason of a limitation set forth in Section 4(a) of this Agreement. In no event shall any advance be made in instances where the board or independent legal counsel reasonably determines that such Indemnitee knowingly breached his or her duty to the Corporation or its stockholders.

         6.   Maintenance of D&O Insurance.

              (a) The Corporation represents that it presently has in force and effect D&O Insurance coverage under the policies with the insurance carriers, and in the amounts set forth on Attachment A (the "Insurance Policies").

              (b) Subject only to the provisions of Section 6(c) hereof, the Corporation agrees that, so long as Indemnitee shall continue to serve in an Official Capacity, and thereafter, for so long as Indemnitee shall be subject to any possible Proceeding by reason of, or in any way related to, Indemnitee's Official Capacity, the Corporation will purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies. All decisions as to whether and to what extent the Corporation maintains D&O Insurance shall be made by the Board of Directors of the Corporation.

              (c)  The  Corporation  shall  not  be  required  to  maintain  D&O
         Insurance coverage at least comparable to that provided by the Insurance Policies if (i) said Insurance is not available, or (ii) in the reasonable business judgment of a two-thirds majority of the directors of the Corporation, the premium cost for such insurance is substantially disproportionate to the benefits of such coverage. In making any determination to eliminate or reduce coverage, the Board of Directors shall seek the advice of independent legal counsel or other advisors experienced in the review and analysis of D&O Insurance coverage.


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


              (d) Promptly after (i) learning of facts and circumstances which may give rise to a Proceeding, the Corporation shall notify its D&O Insurance carriers, if such notice is required by the applicable insurance policies, and any other insurance carrier providing applicable insurance coverage to the Corporation, of such facts and circumstances, or (ii) receiving notice of a Proceeding, whether from Indemnitee, or otherwise, the Corporation shall give prompt notice to its D&O Insurance carriers, and any other insurance carriers providing applicable insurance coverage to the Corporation, in accordance with the requirements of the respective insurance policies. The Corporation shall, thereafter, take all appropriate action to cause such insurance carriers to pay on behalf of Indemnitee, all Expenses incurred or to be incurred, and liability incurred, by Indemnitee with respect to such Proceeding, in accordance with the terms of the applicable insurance policies.

         7. Notification to Corporation by Indemnitee of a Proceeding or Permitted Action; Defense of Proceeding by Corporation.

              (a) Promptly after receipt by Indemnitee of notice of the commencement of a Proceeding or Permitted Action, Indemnitee will, if a claim for indemnification with respect thereto is to be made by Indemnitee against the Corporation under this Agreement, or otherwise, notify the Corporation of such Proceeding or Permitted Action; but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee under this Agreement.

              (b) With respect to a Proceeding of which the Corporation has notice pursuant to Section 6, Section 7(a), or otherwise:

                   (i) Except as otherwise provided below, the Corporation may, alone or jointly with any other indemnifying party, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. From and after the Corporation's assumption of the defense of the Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding.

                   (ii) Indemnitee shall have the right to employ Indemnitee's own counsel in the defense of the Proceeding, but the fees and expenses of such counsel incurred after the Corporation has assumed the defense of such Proceeding, shall be at the expense of Indemnitee unless (I) the employment of counsel by Indemnitee has been authorized by a majority of the directors of the Corporation, excluding Indemnitee, (II) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of the Proceeding, and such conclusion is supported by an opinion of counsel, or (III) the Corporation shall not in fact have timely employed counsel to assume the defense of the Proceeding, in each of which cases the Expenses of Indemnitee shall be advanced by the Corporation pursuant to Section 5 and indemnified pursuant to
              Section 2.


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


              (c) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or Permitted Action effected without the Corporation's prior written consent, which consent shall be determined by majority vote of the Corporation's directors, excluding Indemnitee. The Corporation shall not settle any action or claim in any manner which would impose any penalty, limitation, Expense or Liability on Indemnitee without Indemnitee's prior written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         8.   No  Obligation  or  Right  of   Indemnitee   or   Corporation   to
Continuation of Indemnitee's Official Capacity.

              (a) The Corporation expressly confirms and agrees that it has entered into this Agreement, and assumed the obligations imposed on the Corporation in this Agreement, in order to induce Indemnitee to serve or continue to serve the Corporation in Indemnitee's Official Capacity, and acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve in such Official Capacity. The rights to indemnification and advancement of Expenses created by or provided pursuant to this Agreement are bargained-for conditions of Indemnitee's acceptance and/or maintenance of Indemnitee's Official Capacity with the Corporation. Such rights shall continue after Indemnitee has ceased to serve the Corporation or any Other Enterprise in Indemnitee's Official Capacity, and shall inure to the benefit of Indemnitee and Indemnitee's Affiliates.

              (b) Indemnitee agrees that neither the terms of this Agreement, nor the rights and benefits conferred on the Corporation, any Other Enterprise or Indemnitee under this Agreement, prohibits, limits or in any way restricts the Board of Directors of the Corporation from (i) seeking Indemnitee's resignation from his Official Capacity with the Corporation or any Other Enterprise, (ii) removing, or seeking the removal of Indemnitee from his Official Capacity with the Corporation or any Other Enterprise, or (iii) declining to re-nominate or re-engage Indemnitee for his Official Capacity with the Corporation or any Other Enterprise, nor shall this Agreement be construed or interpreted as creating a contract of employment or other engagement with Indemnitee.

              (c) The Corporation agrees that neither the terms of this Agreement, nor the rights and benefits provided to Indemnitee under this Agreement, prohibit, limit, or restrict in any way, Indemnitee's rights to resign Indemnitee's Official Capacity with the Corporation or any Other Enterprise at any time subsequent to the execution of this Agreement.

         9. Enforcement of this Agreement by Indemnitee or Indemnitee's Affiliates. To the fullest extent permitted by the laws of the State of Delaware or otherwise, Indemnitee and Indemnitee's Affiliates shall have the right to institute a Proceeding to enforce and/or recover damages for breach of the rights of indemnification and advancement of Expenses created by, or provided pursuant to the terms of, this Agreement, the Governing Documents, Delaware or other law, or any other agreement entered into between Indemnitee and the Corporation subsequent to the execution of this Agreement, and such Proceeding shall be a Permitted Action for purposes of this Agreement.

         10.  Non-attribution  of  Actions  of   any  Indemnitee  to  any  Other
Indemnitee. For purposes of determining whether Indemnitee is entitled to indemnification or advancement of expenses by the Corporation pursuant to this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to Indemnitee.

         11. Non-Exclusivity. The rights to indemnification and advancement of Expenses provided to Indemnitee pursuant to this Agreement shall not be deemed exclusive of any other rights of indemnification or advancement of Expenses to which Indemnitee may be entitled under any statute, common law, other agreement, the Governing Documents, a vote of stockholders or disinterested directors, insurance policy or otherwise, both as to actions in Indemnitee's Official Capacity, and as to actions in any other capacity while holding Indemnitee's Official Capacity with the Corporation or any Other Enterprise, and shall not limit in any way any right the Corporation may have to create additional or independent or supplementary indemnity obligations for the benefit of Indemnitee.

         12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement independent of the others, and if any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid illegal or unenforceable by a final judgment of a court, administrative agency or arbitration panel, having jurisdiction of the matter, for any reason whatsoever, the remaining provisions of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby. The parties hereto expressly agree that any provision hereof that is determined to be invalid, illegal or unenforceable shall be construed and modified by the court, administrative agency or arbitration panel finding such provision invalid, illegal or unenforceable to the extent necessary so as to render such provision valid and enforceable as against all persons or entities to the maximum extent permitted by law.

         13. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware without regard to any of its conflict of law rules.

         14. Consent to Jurisdiction and Venue. The Corporation and Indemnitee each consent to the jurisdiction and venue of the courts of the State of Kansas, or the federal courts, located in Kansas City, Kansas, and to holding any arbitration permitted under this Agreement in Kansas City, Kansas, for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

         15.  Notices.

              (a) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered to, and receipted for by, the intended receiving party, or an authorized representative of the intended receiving party, (ii) mailed by certified or registered mail, postage prepaid, within the United States, on the third business day after the date on which it is mailed, (iii) delivered by reputable overnight courier on the date of delivery evidenced by such carrier, or
         (iv) transmitted by facsimile machine on the date of receipt indicated by recipient's facsimile machine.

              (b)  Such notices shall be given as follows:

                   (i) If to Indemnitee to the following address or facsimile number, or such other address or facsimile number as Indemnitee may furnish in writing:


                         -----------------------------------------
                         -----------------------------------------
                         -----------------------------------------
                         Facsimile No.:
                                       ---------------------------
                         Attention:
                                   -------------------------------

                   (ii)  If to the Corporation to:

                         Applebee's International, Inc.
                         4551 West 107th Street, Suite 100
                         Overland Park, Kansas  66207
                         Facsimile No. 913-341-1694
                         Attention: Chief Executive Officer and Corporate General Counsel

         16. Modification; Survival. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto. The provisions of this Agreement shall survive the termination of Indemnitee's Official Capacity with the Corporation, and inure to the benefit of Indemnitee and Indemnitee's Affiliates.

         17. Period of Limitations. No Proceeding shall be brought by or in the right of either party hereto against the other after the expiration of three (3) years from the date of accrual of the cause of action giving rise to the Proceeding, and any such cause of action of such party shall be extinguished and deemed released unless asserted by the timely bringing of a Proceeding within such three (3) year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

         18. Subrogation. In the event of payment of Expenses or Liabilities pursuant to this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee and Indemnitee's
Affiliates against any person or organization. Indemnitee and Indemnitee's Affiliates shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring a Proceeding to enforce such rights.

         19. Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the Corporation, Indemnitee and Indemnitee's Affiliates, and their respective successors in interest, including with respect to the Corporation, succession by purchase, merger, consolidation, or sale of substantially all of the business and/or assets of the Corporation. The Corporation shall require and cause any successor entity to all, substantially all, or a substantial part of, the business and/or assets of the Corporation, by written agreement to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no succession had taken place.

         20. Prior Agreements; Conflict With Governing Documents. This Agreement shall supersede and replace any other agreement among the parties executed prior to the date of this Agreement with respect to the subject matter hereof. To the fullest extent permitted by law, in the event of a conflict between the terms of this Agreement and the terms of the Governing Documents, the terms of this Agreement shall prevail.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and affixed their signatures hereto as of the date first above written.



                                       -----------------------------------------
                                       -----------------------------, Indemnitee


                                       APPLEBEE'S INTERNATIONAL, INC.
                                       a Delaware corporation


                                       By:
                                       -----------------------------------------
                                       Lloyd L. Hill, Chairman/CEO